SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

              November 24, 1998 (November 24, 1998) Date of Report
                       (Date of earliest event reported)


                      Laidlaw Environmental Services, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                              1-8368                        51-0228924
--------                              ------                        ----------



(State or other jurisdiction       (Commission             (IRS Employer
 of incorporation)                   File Number)            Identification No.)




              1301 Gervais Street, Columbia, South Carolina 29201
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (803)933-4200

ITEM 5.  OTHER EVENTS

        On November 24, 1998, Laidlaw Environmental Services, Inc.(NYSE:SK) announced the results of its Annual Meeting of Shareholders held in Columbia; South Carolina. The following proposals were approved at the meeting: a one for four reverse stock split, formal name change to Safety-Kleen Corp., election of board members and reduction of common shares of stock available for issuance. The full text of the announcement is reproduced below. Please note that the announcement contains forward looking statements that involve a number of risks and uncertainties.

FOR IMMEDIATE RELEASE

Contact:       Kenneth W. Winger
               President and Chief Executive Officer

               Paul R. Humphreys
               Senior Vice President, Finance and Chief Financial Officer
               (803) 933-4210




SAFETY-KLEEN CORP.
ANNOUNCES APPROVAL OF REVERSE STOCK SPLIT


Columbia, S.C., - November 24, 1998 --Safety-Kleen Corp. (SK:NYSE) today announced the results of its Annual Meeting of Shareholders held in Columbia.

All of the following proposals were approved by an overwhelming majority of shareholders.

   -    A one-for-four reverse stock split was approved;

   -    The Company name was formally changed to Safety-Kleen Corp.;

   - Board members John W. Rollins, Jr., John R. Grainger, and Grover C. Wrenn were re-elected for a three year term;

   - The number of shares of common stock available for issuance was reduced from 750 million to 250 million

The one-for-four reverse stock split will be effective at the market opening on December 1, 1998. For each four shares of Safety-Kleen common stock, one share of new Safety-Kleen common will be issued. The exchange agent for the reverse stock split is First Chicago Trust Company. Letters of Transmittal will be distributed to Shareholders of Record beginning December 8, 1998.

Kenneth W. Winger, President and Chief Executive Officer, stated, "We are extremely pleased that the shareholders overwhelmingly endorsed the Board's recommendations. In particular, we believe the confirmation of the new Company name and the approval of the reverse stock split will greatly enhance the marketability of the Company both to the public and to the investment community. Our objective in the reverse split is to make Safety-Kleen's stock more attractive to the largest possible range of investors," Winger concluded.

Safety-Kleen Corp. is the leading environmental and industrial waste service company for both hazardous and non-hazardous waste streams. From collection through recycle and disposal, the Company provides comprehensive waste management services to nearly 500,000 customers in North America and Western Europe.

For further information contact: Kenneth W. Winger, President and Chief Executive Officer (803) 933-4212, or Paul Humphreys, Senior Vice President, Finance and Chief Financial Officer (803) 933-4261.


                                     -END-

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: November 24, 1998                     By:     /s/ Kenneth W. Winger
                                            ----------------------------------
                                            Kenneth W. Winger, President
                                            and Chief Executive Officer